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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               September 30, 1997
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                 Date of Report (date of earliest event reported)

                           NEWCARE HEALTH CORPORATION
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               Exact name of Registrant as Specified in its Charter

         Nevada                  0-24110              86-0594391
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State or Other Jurisdiction   Commission File  IRS Employer Identification
     of Incorporation             Number                   Number

           6000 Lake Forrest Drive, Suite 315, Atlanta, Georgia  30328
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           Address of Principal Executive Offices, Including Zip Code

                                (404) 252-2923
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               Registrant's Telephone Number, Including Area Code
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ITEM 5.  OTHER EVENTS

On September 30, 1997, NewCare Hospital Corporation ("NHC"), a majority-owned subsidiary of NewCare Health Corporation (the "Company"), signed an agreement to manage Princeton Hospital, a 150 licensed-bed hospital located in Orlando, Florida. In addition, concurrently with the execution of the management agreement, NHC paid $25,000 for a five year option to purchase the Princeton Hospital for a price equal to the debt on the hospital at such time as the option is exercised. The balance of this debt is currently approximately $45 million.

The hospital is a private, non-profit general acute medical/surgical hospital.

The management agreement has a five year term commencing October 1, 1997, and either party may terminate the agreement without cause or penalty, effective September 30, 2000, by giving 90 days prior written notice. The agreement provides for a base fee of $75,000 per month plus a performance incentive in an amount not to exceed a cumulative total of three percent (3%) of net revenues billed per month. The performance incentive will be based on the accomplishment of certain performance criteria to be worked out by the parties.

NHC is obligated to provide a hospital administrator and a controller during the term of the agreement, and such persons will be employees of NHC. The hospital will reimburse NHC for the costs and expenses associated with NHC's provision of these key personnel.

NHC also agreed to loan to the hospital during the term of the management agreement an amount not to exceed $2 million for the purpose of making capital improvement expenditures and paying its accounts payable, payroll and other operating expenses. The repayment of principal and interest on this loan will be subordinate to the payment of principal and interest on any tax exempt or taxable bond debt of the hospital then outstanding.

In addition, NHC has agreed to guarantee payment in an aggregate amount not to exceed $4,100,000 of the interest payments due in January 1998 and July 1998 by the hospital on its existing tax exempt bond debt and due in October 1997 and January, April and July 1998 by the hospital on its taxable bonds. Any funds advanced by NHC pursuant to this obligation will be added to and increase the maximum amount of the capital improvement/working capital loan described above.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS.

          Exhibit 10.1   Management Agreement with Princeton Hospital, Inc.
          Exhibit 10.2   Option Agreement with Princeton Hospital, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    NEWCARE HEALTH CORPORATION

Dated: November 10, 1997            By/s/ James H. Sanregret
                                      James H. Sanregret
                                      Chief Financial Officer
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